Exhibit 99.2

ALLIANCE SYSTEMS, INC.

Unaudited Condensed Consolidated Balance Sheets

 (in thousands, except share and per share data)

	September 29, 2007	December 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$369	$927
Accounts receivable, net of reserves for returns and doubtful accounts of $497 and $495, respectively	14,263	16,936
Inventory	12,602	12,288
Income taxes receivable	334	—
Prepaid expenses and other	971	1,233
Deferred income taxes	1,679	1,679

Total current assets	30,218	33,063

Property, equipment, and purchased software, net	1,411	1,868
Trademark	1,250	—
Other	135	167
Total assets	$33,014	$35,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,034	$7,936
Accrued compensation and other accrued liabilities	2,998	2,746
Deferred revenue	2,384	3,139
Income taxes payable	—	1,195
Current portion of note payable	400	—
Bank line-of-credit	4,974	—

Total current liabilities	20,790	15,016

Bank line-of credit	—	10,000
Note payable, net of current portion	400	—
Deferred revenue, net of current portion	1,386	—
Deferred income taxes	121	121
Total liabilities	22,697	25,137

Shareholders’ equity:
Common stock of $0.001 par value; 50,000 shares authorized; 20,603 and 20,500 shares issued and outstanding at September 29, 2007 and December 30, 2006, respectively	22	22
Additional paid-in capital	782	758
Treasury stock; 1,461 shares at cost	(561)	(561)
Accumulated other comprehensive loss	(42)	(18)
Retained earnings	10,116	9,760

Total shareholders’ equity	10,317	9,961
Total liabilities and shareholders’ equity	$33,014	$35,098

The accompanying notes are an integral part of the condensed consolidated financial statements.

ALLIANCE SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Operations

For the nine months ended September 29, 2007 and September 30, 2006

(in thousands)

	September 29, 2007	September 30, 2006

Revenues, net	$77,737	$72,387
Cost of revenues	65,646	61,507

Gross margin	12,091	10,880

Operating expenses:
Research and development	1,458	897
Sales and marketing	5,573	5,123
General and administrative	4,693	3,259
	11,724	9,279

Operating income	367	1,601

Other income (expense):
Interest income	94	47
Interest expense	(597)	(485)
Other income	226	50

Other income (expense), net	(277)	(388)

Income from continuing operations before income taxes	90	1,213
Income tax expense	28	425

Income from continuing operations	62	788

Discontinued operations, (Note 8)
Income from discontinued professional service operations (including gain on disposal of $660, for the nine months ended September 29, 2007)	1,277	145

Income tax expense	482	50
Income from discontinued operations	795	95

Net income	$857	$883

The accompanying notes are an integral part of the condensed consolidated financial statements.

ALLIANCE SYSTEMS, INC.

Unaudited Condensed Consolidated Statement of Cash Flows

For the nine months ended September 29, 2007 and September 30, 2006

(in thousands)

	September 29, 2007	September 30, 2006
Cash flows from operating activities:
Net income	$857	$883
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	554	437
Stock compensation expense	1,093	—
Bad debt expense	235	180
Loss on disposal of fixed assets	53	—
Changes in operating assets and liabilities:
Accounts receivable	2,939	(3,770)
Inventory	(323)	(4,945)
Prepaid expenses and other current assets	(460)	(200)
Other assets	32	—
Accounts payable	2,006	2,141
Accrued compensation and other liabilities	(544)	567
Income taxes payable	(1,639)	156
Deferred revenue	846	810
Net cash provided by (used in) operating activities	5,649	(3,741)

Cash flows from investing activities:
Purchase of trademark	(450)	—
Purchases of property, equipment, and purchased software	(148)	(372)
Net cash used in investing activities	(598)	(372)

Cash flows from financing activities:
Advances on bank line-of-credit	38,993	28,952
Repayments on bank line-of-credit	(44,018)	(24,045)
Dividend payment	(501)	—
Purchase of treasury stock	—	(223)
Proceeds from stock issued upon exercise of stock options	24	—
Net cash provided by (used in) financing activities	(5,502)	4,684

Effect of exchange rate changes on cash	(107)	(93)
Net (decrease) increase in cash and cash equivalents	(558)	478

Cash and cash equivalents, beginning of period	927	428

Cash and cash equivalents, end of period	$369	$906

Supplemental schedule of cash flow information:
Non cash transaction — purchase of trademark with note payable	$800	$—

Interest paid	$545	$447

Income taxes paid	$2,023	$313

The accompanying notes are an integral part of the condensed consolidated financial statements.

ALLIANCE SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

1.  Organization and Nature of Business

Alliance Systems, Inc. (the “Company” or “Alliance Systems”) and its predecessors have been in business since 1989.  The Company is a provider of purpose-built server and storage solutions targeting the communications, enterprise, and military markets.  Alliance Systems provides computer infrastructure that supports wireless, VoIP, contact center, security, and video enterprise communications solutions.  Additionally, Alliance Systems provides an extensive range of value-added services including design and engineering, manufacturing, deployment, global logistics, and support.  Alliance Systems’ solutions are sold to OEMs, resellers and service providers worldwide.  Alliance Systems’ head office is located in Plano, Texas, USA with European Headquarters in Bad Homburg, Germany.  During 2007 the Company changed its name from Alliance Systems Holdings, Inc.

The Company’s fiscal period end is the last Saturday of September, which allows the Company to align its reporting period with that of its major supplier.

2.  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by Alliance Systems in accordance with accounting principles generally accepted in the United States of America. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with Alliance Systems’ annual audited financial statements and the accompanying notes included herein.

The information furnished reflects all adjustments, which, in the opinion of management, are of a normal recurring nature and are considered necessary for a fair statement of results for the interim period. It should also be noted that results for the interim period are not necessarily indicative of the results expected for the full year or any future period.

The preparation of these condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates reflected in these financial statements include allowance for doubtful accounts and inventory valuation. Actual results could differ from those estimates.

ALLIANCE SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

New accounting standard

In June 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. 48, Accounting for Uncertainties in Income Taxes - An interpretation of FASB Statement No. 109 (FIN 48), which requires the recognition and measurement of tax positions that may not be sustainable upon examination.  The new standard is effective for fiscal years beginning after December 15, 2007.  The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations, and cash flows.

Revenue recognition

The Company sells hardware, and systems containing hardware.  Revenues from products are generally recognized upon delivery to customers if persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectibility is reasonably assured and title and risk of loss have passed to the customer.  Certain of the Company’s customers have return rights, and the Company estimates and records a reserve for anticipated returns.  In the event the Company has unfulfilled future obligations, revenue and related costs are deferred until those future obligations are met.

Maintenance revenues are derived from customer support agreements generally entered into in connection with the initial product sale and subsequent renewals. Maintenance fees are typically for one to three year renewable periods and include hardware repairs, customer support, and on-site warranty service. Maintenance revenues are recognized ratably over the term of the maintenance period. Payments for maintenance fees are generally made in advance and are included in deferred revenue. The associated maintenance expenses are expensed in the same period as incurred.

In addition, the Company performs installation services for certain end-users and provides warranty services.  Installation revenue is recognized upon completion of the installation service, with all contracts being short-term in nature.

Contracts and/or customer purchase orders are generally used to determine the existence of an arrangement. Shipping documents are used to verify shipment or transfer of ownership, as applicable. The Company assesses whether the sales price is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company assesses collectibility based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history. For revenue arrangements that contain multiple elements, in which software is not included or is incidental to the product, the Company allocates revenue to the extended warranty and related services element based on separately priced contractual rates for those elements.  The Company includes shipping and handling costs, if any, reimbursed by its customers as net revenues and cost of revenues.

Significant Vendors

Certain vendors provide rebates and distributor pricing agreement adjustments (DPAs) to the Company based on product sales.  Rebates and DPAs from these vendors totaled approximately $264,000 and $6,974,000 for the nine months ended September 29, 2007, respectively.  For the nine months ended September 30, 2006, the rebates and DPAs from these vendors were approximately $1,475,000 and $6,700,000, respectively.   The rebates and DPAs are accounted for as reductions to cost of goods sold.  Approximately $488,000 of these rebates and DPAs are included as reductions to accounts payable to the significant vendors at September 29, 2007 and represent estimates by management of the rebates and DPAs earned and not yet received.

ALLIANCE SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

Significant Customers

Approximately 11% and 16% of the Company’s net sales in nine months ended September 29, 2007 and September 30, 2006, respectively, were generated through the sale of products to one customer.  At September 29, 2007 accounts receivable from this customer totaled approximately $594,000.  In the event this customer ceased or significantly altered its purchasing operations, the Company could experience an adverse impact on sales.

Share-based compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment (SFAS 123R), using the prospective-transition method.  For all share-based payments granted subsequent to January 1, 2006, the Company recognizes compensation cost based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.

On May 31, 2007 the Company entered into Phantom Stock Award Agreements with certain of its employees (the “Phantom Agreements”) whereby a total of 1,544,800 phantom shares of the Company were granted to these employees (the “Phantom Awards”) at an exercise price of $0.34.  The Phantom Agreements provide that upon a change of control, as defined in the Phantom Agreements, the Phantom Awards shall vest and each employee shall receive a cash payment in an amount equal to the same payment that the employee would have received had the employee held the same number shares of the Company’s common stock, less the Phantom Award exercise price.  Additionally, the terms of the Phantom Agreements stipulate that they shall expire upon the anniversary date of the grant, however commencing on each anniversary date, the expiration shall automatically be extended for one additional year, unless within 30 days immediately prior to an anniversary date either party shall decided to terminate the Phantom Agreement.  These Phantom Awards were not granted as awards under the Company’s Stock Option Plan.

The Company accounts for these awards as liabilities using the Intrinsic Value Method permitted under SFAS123R, and as a result has recorded compensation expense for the nine months ended September 29, 2007 of $1,093,000.

Comprehensive Income

Comprehensive income combines net income and other comprehensive items. Other comprehensive items represents certain amounts that are reported as components of shareholders’ equity in the accompanying balance sheet, including currency translation adjustments.  During the nine months ended on September 29, 2007 and September 30, 2006, the Company had comprehensive income of $833,000 and $816,000, respectively.

3.  Inventory

Components of inventory include the following (in thousands) at:

	September 29, 2007	December 30, 2006
Raw materials	$10,122	$10,285
Work in process	388	398
Finished goods	2,092	1,605

	$12,602	$12,288

ALLIANCE SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

4.  Property, Equipment, and Purchased Software

Property, equipment, and purchased software consisted of the following (in thousands) at:

	September 29 ,2007	December 30, 2006
Furniture, fixtures, and equipment	$2,696	$3,000
Purchased software	1,617	1,838
Leasehold improvements	811	799

	5,124	5,637
Less accumulated depreciation and amortization	(3,713)	(3,769)

	$1,411	$1,868

5.  Bank Line-of-Credit

In April 2005, the Company entered into a credit facility that provided up to $15,000,000 including $2,500,000 for letters of credit for working capital purposes (the Agreement).  On August 25, 2006, the Agreement was amended, at which time the credit available under the Agreement was increased to $17,500,000, and the maturity date was extended to August 31, 2009, when all principal and interest outstanding are due.  Borrowings outstanding under the Agreement amounted to $4,974,000 as of September 29, 2007.  Borrowings governed by the provisions for Prime Rate Advances under the Agreement bear interest at the bank’s prime rate less an applicable margin in effect during the interest period as defined in the agreement (6.5% at September 29, 2007).  Borrowings outstanding at September 29, 2007 incurred interest at a fixed rate of 6.5%.  The advances under the Agreement are secured by the Company’s inventory and accounts receivable.  The Company is subject to other debt covenants as described in the Agreement.

6.  Retirement Plan

The Company sponsors a contributory retirement plan (the “Plan”) for its employees.  The Plan is intended to qualify for tax-deferred treatment under Section 401(k) of the Internal Revenue Code.  The Company may make discretionary profit-sharing contributions to the Plan.  Expenses with respect to the Plan were approximately $0 and $112,000 for the nine months ended September 29, 2007 and September 30, 2006, respectively.

ALLIANCE SYSTEMS, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

7.  Related Party Transactions

On January 3, 2007, the Company acquired all rights, title, and interest in the trademark registration of the Company from the Company’s major stockholder for $1,250,000 under a Trademark Purchase and Assignment Agreement (the Trademark Agreement).  The Trademark Agreement requires cash payment to the related party of $450,000 due at closing and two additional installments of $400,000 due on January 3, 2008 and January 3, 2009, respectively.  Interest accrues on the remaining installment payments outstanding at the prime interest rate and is payable quarterly.

8.  Discontinued Operations

On April 17, 2007, the Company executed an Asset Purchase Agreement (the “Purchase Agreement”) with an unrelated third-party buyer (the “Buyer”), whereby the Company sold all of the assets of its professional services group to the Buyer.  The Company’s professional services group was focused on providing specialized installations and configurations specifically related to the Buyer’s software products, which were included on certain servers sold by the Company.  In addition, the Company also provided post-sale hardware and software support for these servers through its professional services group. The terms of the Purchase Agreement provided for the transfer of (a) all the Company’s rights under its existing services and support contracts, (b) tangible assets related to the professional services group, (c) all customer and mailing lists, marketing and sales promotional materials; and (d) the Company’s 14 employees working in the professional services group.  Tangible assets related to the professional services group were not significant.

In consideration for the transfer of these elements the Company received a cash payment at the closing of $1,100,000.  This resulted in a gain on sale of the business net of taxes of approximately $660,000. Subsequent to the closing, the Company had no further sales of professional services or involvement providing services or support for the existing customer base, and therefore the Company’s results of operations from its professional services group have been accounted for as discontinued operations under Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company’s consolidated financial statements have been presented to reflect the results of operations for its professional services business as discontinued operations for all periods presented.